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                                EXHIBIT INDEX

(a)(4) Articles of Amendments to the Articles of Incorporation, dated April 21, 2006.

(d) Investment Management Services Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(h)(8) Agreement and Plan of Reorganization between AXP Income Series, Inc., on behalf of RiverSource Selective Fund, and AXP Fixed Income Series, Inc., on behalf of RiverSource Diversified Bond Fund, dated Nov. 10, 2005.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.